Exhibit 5.1

[Xerox Letterhead]

October 23, 2009

Xerox Corporation

45 Glover Avenue

Norwalk, CT 06856

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

As General Counsel to Xerox Corporation, a New York corporation (the “Company”), I am familiar with the Registration Statement on Form S-4 filed by the Company (as defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 23, 2009 (the “Registration Statement”). The Registration Statement relates to the registration of shares of the Company’s common stock, par value $1 per share (the “Common Stock”), that may be issued by the Company in connection with the merger of Affiliated Computer Services, Inc., a Delaware corporation, into Boulder Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Merger”), pursuant to the terms of the Agreement and Plan of Merger dated as of September 27, 2009 (the “Merger Agreement”).

In rendering the opinions set forth herein, I or other attorneys of the Company who report directly or indirectly to me have examined and relied on originals or copies of the following: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Restated Certificate of Incorporation of the Company, as amended, and certified by the Secretary of State of the State of New York as being currently in effect; (iv) the By-Laws of the Company, as amended, as currently in effect; and (v) certain resolutions adopted to date by the board of directors of the Company.

I or other attorneys of the Company who report directly or indirectly to me have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied on statements and representations of officers and other representatives of the Company, of public officials and others.

My opinions set forth herein are limited to those laws of the State of New York and the United States of America, in each case, that, in my experience, are normally applicable to transactions of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance of the Common Stock in connection with the Merger, and when the Registration Statement has been declared effective by order of the Commission and the Common Stock have been issued in accordance with the terms and conditions set forth in the Merger Agreement, the Common Stock will be validly issued, fully paid and nonassessable, with no personal liability attaching to the holders thereof under the laws of the State of New York.

This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below. I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the heading “Legal Matters” in the Registration Statement and in the related joint proxy statement/prospectus. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Sincerely,

/s/ Don H. Liu

Don H. Liu

Senior Vice President, General Counsel and Secretary